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                            ARTICLES OF INCORPORATION

                           DOMESTIC PROFIT CORPORATION


         These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended, as follows:


ARTICLE I

The name of the corporation is COMPU-EASE, INC.


ARTICLE II

The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                        Sale of personal computers


ARTICLE III

The total authorized capital stock is:

1.       Common Shares 300,000 Par Value Per Share $1.00

         Preferred Shares ____ Par Value Per Share $____

and/or shares without par value as follows

2.       Common Shares ____ Stated Value Per Share $____

         Preferred Shares ____ Stated Value Per Share $____

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:
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ARTICLE IV

1.       The address of the initial registered office is:

         9951 Burgess Court
         Union Lake, MI 48085

2.       Mailing address of the initial registered office.

         Same.

3.       The name of the initial resident agent at the registered office is:

         David F. Gonynor


ARTICLE V

The name(s) and address(es) of the incorporator(s) is (are) as follows:

NAME                                          RESIDENT OR BUSINESS ADDRESS
----                                          ----------------------------
David F. Gonynor                              9951 Burgess Court,
                                              Union Lake, Michigan 48085


ARTICLE VI

         When a compromise or arrangement or a plan or reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of a creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the
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application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.


ARTICLE VII  OPTIONAL

                        Any action required or permitted by this act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

                        Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.



                        I (We), the incorporator(s) sign my (our) name(s) this 12th day of April, 1983.


                                                  /s/ David F. Gonynor
                                                  -----------------------------
                                                  DAVID F. GONYNOR
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            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                        FOR USE BY DOMESTIC CORPORATIONS


       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982
         (nonprofit corporations), the undersigned corporation executes the following Certificate:


1.       The present name of the corporation is: COMPU-EASE, INC.

2.       The corporation identification number (CID) assigned by the Bureau is:
         240-920.

3.       The location of its registered office is:

         2055 Franklin
         Bloomfield Hills, MI 48302

4. Article I and IV of the Articles of Incorporation is hereby amended to read as follows:

                  Article I is hereby amended by deleting the text thereof and substituting in lieu therefor the following:

                  "The name of the corporation is ENTEX Information Services of Michigan, Inc."

                  Article IV is hereby amended by deleting the text thereof and substituting in lieu therefor the following:

                  "The address of the registered office is 1533 North Woodward Avenue, Suite 330, Bloomfield Hills, Michigan 48304. The name of the resident agent at the registered office is CSC-Lawyers Incorporating Service (Company)."

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a.       [ ]    The foregoing amendment to the Articles of Incorporation
                was duly adopted on the ____ day of
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                  ________, 19__, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

                  Signed this ___ day of ___________, 19__.


                  ---------------------      ---------------------
                        (Signature)                (Signature)

                  ---------------------      ---------------------
                  (Type or Print Name)        (Type or Print Name)


b. [x] The foregoing amendment to the Articles of Incorporation was duly adopted on the 18th day of January, 1995. The amendment: (check one of the following)

         [ ] was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

         [ ] was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

         [ ]        was duly adopted by the written consent of the
                    shareholders or members having not less than the minimum number of votes required by statute in accordance with
                    Section 407(1) and (2) of the Act if a nonprofit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders or member who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears
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                    in the Articles of Incorporation.)

         [x] was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with
                    Section 407(3) of the Act if a non-profit corporation, and
                    Section 407 (2) of the Act if a profit corporation.

                    Signed this 18th day of January, 1995


                    By    /s/ Lynne A. Burgess
                          -------------------------------------------
                          (Only signature of:  President,
                           Vice-President, Chairperson and
                           Vice-Chairperson)

                          Lynne A. Burgess            Vice President
                          -------------------------------------------
                          (Type or Print Name)  (Type or Print Title)